Exhibit 99.1

CONTACT	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS 67% YEAR-OVER-YEAR REVENUE GROWTH AND
IMPROVED PROFITABILITY IN SECOND QUARTER 2010
91% Year-Over-Year Materials Processing Growth Underscores Top-Line Performance
Significant Operating Leverage Contributes to Increase in Earnings
OXFORD, Mass. — August 3, 2010 — IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the second quarter of fiscal 2010 ended June 30, 2010.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In millions, except per share data)	2010	2009%	Change	2010	2009%	Change
Revenue	$67.3	$40.4	67%	$118.5	$85.8	38%
Gross margin	45.3%	29.1%		43.1%	32.2%
Operating income (loss)	$15.7	$(1.3)		$21.0	$0.7
Operating margin	23.4%	(3.2)%		17.8%	0.9%
Net income (loss) attributable to IPG Photonics Corporation	$10.3	$(1.2)		$13.7	$—
Earnings per diluted share	$0.22	$(0.03)		$0.29	$—
Comments on the Second Quarter
“IPG reported stronger second-quarter financial results, continuing the momentum that has been building in 2010,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “IPG’s revenue and earnings per share for the second quarter both exceeded the high end of our financial guidance. As a result of the operating leverage in our business model, coupled with 67% year-over-year sales growth and 31% sequential growth, gross and operating margins expanded to 45.3% and 23.4%, respectively. Our operating results for the second quarter included a benefit of $2.3 million, or approximately $0.03 per diluted share, relating to foreign exchange gains.”
“Despite some underlying uncertainties in the global macro-economic environment during the second quarter many of our end markets are benefitting from a secular recovery,” said Gapontsev. “Materials processing had an outstanding quarter with sales increasing 91% year-over-year and 34% on a sequential basis. Demand for high-power cutting lasers and pulsed lasers for engraving and marking drove this strong performance as did sales to China, which more than tripled from the same period last year. Medical application sales continued to be strong, increasing 32% year-over-year and 29% sequentially, following solid first-quarter 2010 results. Advanced applications sales were 5% lower year-over-year and up 15% sequentially, and telecommunications sales decreased 24% year-over-year and improved 15% sequentially as customers began re-ordering.”
“IPG generated $15.6 million in cash from operations and ended the quarter with $90.7 million in cash, an increase of $6.2 million sequentially,” said Gapontsev. “Capital expenditures for the first half of 2010 totaled $12.8 million.”

IPGP Q4 Results/2
Business Outlook and Financial Guidance
“Our book-to-bill ratio continues to be greater than one, and we have excellent sales momentum,” stated Dr. Gapontsev. “In addition, with sales demand returning, we expect to continue to capitalize on the operating leverage in our business model. Going forward in 2010, we will continue to meet the increasing global demand for fiber lasers and related products, introduce new and innovative sources and laser-based tools, penetrate complementary markets, and capitalize on new opportunities to expand our customer base and displace existing laser and non-laser technologies in a wide range of applications.”
IPG Photonics expects revenues in the range of $69 million to $75 million for the third quarter of 2010. The Company anticipates earnings per diluted share in the range of $0.19 to $0.25 based on 47,333,000 common shares, which includes 46,220,000 basic common shares outstanding and 1,113,000 potentially dilutive options at June 30, 2010. The EPS guidance includes higher planned legal expenditures related to the IMRA America patent trial scheduled to begin in August 2010.
The Company also announced today that all claims related to the CardioFocus patent litigation have been settled by mutual agreement. The settlement will have no effect upon the financial results of the Company.
As discussed in more detail below, actual results may differ from this guidance due to various factors including but not limited to product demand, competition and general economic conditions. This guidance is subject to the risks outlined in the Company’s reports with the SEC, and assumes that exchange rates remain at present levels.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, August 3, 2010 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the “Investors” section of the Company’s website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for one year on IPG’s website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in a wide range of applications such as materials processing, advanced, telecommunications and medical applications. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, sales momentum, sales demand returning, capitalizing on operating leverage, meeting increasing global demands for fiber laser, introduction of new and innovative sources and laser-based tools, penetration of complementary markets, capitalize on new opportunities to expand our customer base and displace existing laser and non-laser technologies in a wide range of applications, and its EPS and revenue guidance for the third quarter of 2010. Factors that could cause actual results to differ

IPGP Q4 Results/3
materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of economic downturns; reduction in customer capital expenditures; potential order cancellations and push-outs and financial and credit market issues; the Company’s ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG’s products; effective management of growth; level of fixed costs from its vertical integration; intellectual property infringement claims and litigation; interruption in supply of key components, including from transportation disruptions from natural and man-made events; manufacturing risks; inventory write-downs; foreign currency fluctuations; competitive factors, including declining average selling prices; building and expanding field service and support operations; uncertainties pertaining to customer orders; demand for products and services; development of markets for the Company’s products and services; and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on March 15, 2010) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPGP Q4 Results/4
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
NET SALES	$67,258	$40,385	$118,462	$85,793
COST OF SALES	36,797	28,613	67,454	58,160

GROSS PROFIT	30,461	11,772	51,008	27,633

OPERATING EXPENSES:
Sales and marketing	4,932	3,880	9,270	7,069
Research and development	4,729	4,734	8,887	8,876
General and administrative	7,384	4,944	14,212	9,934
(Gain) loss on foreign exchange	(2,295)	(500)	(2,403)	1,015

Total operating expenses	14,750	13,058	29,966	26,894

OPERATING INCOME (LOSS)	15,711	(1,286)	21,042	739

OTHER (EXPENSE) INCOME, Net:
Interest expense, net	(191)	(367)	(399)	(757)
Other expense, net	(26)	(36)	(92)	(184)

Total other expense	(217)	(403)	(491)	(941)

INCOME (LOSS) BEFORE (PROVISION FOR) BENEFIT FROM INCOME TAXES	15,494	(1,689)	20,551	(202)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(5,149)	524	(6,782)	63

NET INCOME (LOSS)	10,345	(1,165)	13,769	(139)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	39	64	66	(181)

NET INCOME (LOSS) ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$10,306	$(1,229)	$13,703	$42

NET INCOME (LOSS) ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$0.22	$(0.03)	$0.30	$0.00
Diluted	$0.22	$(0.03)	$0.29	$0.00
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	46,220	45,431	46,159	45,263
Diluted	47,333	45,431	47,262	46,336

IPGP Q4 Results/5
IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,655	$82,920
Accounts receivable, net	39,907	30,356
Inventories, net	54,029	52,869
Income taxes receivable	2,960	2,558
Prepaid expenses and other current assets	7,191	4,653
Deferred income taxes	10,137	7,558

Total current assets	204,879	180,914
DEFERRED INCOME TAXES	5,326	4,313
PROPERTY, PLANT, AND EQUIPMENT, Net	106,106	111,453
OTHER ASSETS	17,413	15,956

TOTAL	$333,724	$312,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$6,300	$6,007
Current portion of long-term debt	1,333	1,333
Accounts payable	10,427	5,620
Accrued expenses and other liabilities	35,287	21,189
Deferred income taxes	2,572	503
Income taxes payable	7,408	2,179

Total current liabilities	63,327	36,831

DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	1,425	2,567

LONG-TERM DEBT	16,649	16,667

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	5	5
Additional paid-in capital	296,572	293,743
Accumulated deficit	(34,721)	(48,424)
Accumulated other comprehensive (loss) income	(9,740)	11,106

Total IPG Photonics Corporation stockholders’ equity	252,116	256,430

Noncontrolling interests	207	141

Total equity	252,323	256,571

TOTAL	$333,724	$312,636

IPGP Q4 Results/6
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,769	$(139)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,514	9,043
Provisions for inventory, warranty & bad debt	4,475	6,152
Other	(3,657)	(3,499)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable/payable	(8,549)	7,862
Inventories	(9,515)	1,686
Other	16,401	2,695

Net cash provided by operating activities	23,438	23,800

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(9,104)	(7,726)
Acquisition of businesses, net of cash acquired	(3,705)	—
Other	117	(54)

Net cash used in investing activities	(12,692)	(7,780)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	510	11,786
Long-term borrowings	(668)	(677)
Purchase of noncontrolling interests	—	(508)
Exercise of employee stock options and related tax benefit from exercise	1,267	477

Net cash provided by financing activities	1,109	11,078

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4,120)	(313)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,735	26,785

CASH AND CASH EQUIVALENTS — Beginning of period	82,920	51,283

CASH AND CASH EQUIVALENTS — End of period	$90,655	$78,068

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$515	$794
Income taxes paid	$3,504	$5,059

Non-cash transactions:
Amounts related to acquisition of businesses included in accounts payable and accrued expenses and other liabilities	$1,478	$—
Additions to property, plant and equipment included in accounts payable	$286	$360
Purchase of noncontrolling interests in exchange for Common Stock	$—	$3,027
Inventory contributed to unconsolidated affiliate	$—	$237